UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/16/2007

Ruth's Chris Steak House, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51485

Delaware	72-1060618
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

500 International Parkway
Heathrow, FL 32746
(Address of principal executive offices, including zip code)

(407) 333-7440
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On April 16, 2007, the Company entered into related definitive agreements to acquire three franchised restaurants. The acquisition will total $13.25 million and will be financed through borrowings under the Company's revolving credit facility. The agreement contains standard closing conditions, (including a requirement to obtain consents and licenses), representations and warranties and covenants for an agreement of this type. The franchise purchase will establish a company-owned presence in Bellevue and Seattle, Washington, and Portland, Oregon. As a group in 2006, the acquired restaurants generated an average sales volume of approximately $5.3 million. The Company anticipates the closing of the acquisition by July 2007. Further information is set forth in the press release issued by the Company on April 16, 2007 describing this purchase which is furnished herewith as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

99.1 Press Release announcing the franchise restaurant acquisition issued by Ruth's Chris Steak House, Inc., dated April 16, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruth's Chris Steak House, Inc.

Date: April 17, 2007	By:	/s/ Thomas J. Pennison, Jr.
Thomas J. Pennison, Jr.
Chief Financial Officer and Senior Vice President

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release annoucing franchise restaurant acquisition issued by Ruth's Chris Steak House, Inc., dated April 16, 2007.